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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 1994, in the Registration Statement (Amendment No. 1 to Form S-1, No. 333-22833) and related Prospectuses of Great Plains Software, Inc. for the registration of 3,450,000 shares of its common stock.



    Our audit also included the financial statement schedule of Great Plains Software, Inc. listed under Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                               ERNST & YOUNG LLP


Minneapolis, Minnesota
May 19, 1997